                                                                    EXHIBIT 10.8

                     AMENDMENT TO PROMISSORY NOTES AND LOANS


         This Amendment to Promissory Notes and Loans (this "Amendment"), dated as of April 15, 2004 (the "Effective Date"), is by and between Boundless Motor Sports Racing, Inc., a Colorado corporation (the "Maker"), and Paul A. Kruger, a resident of the State of Florida ("Payee"). Maker and Payee are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

                                    RECITALS

         A. Maker previously entered into certain Promissory Notes, dated June 3, 2003 and July 1, 2003, under which Maker has borrowed a principal amount of $50,000 and $600,000 respectively, prior to the Effective Date (the "Notes"), and subsequently loaned to Maker an additional $1,544,011, on the dates and in the amounts set forth in Schedule I to this Agreement upon the same terms and conditions as set forth in the Notes (collectively, the "Advances," and together with the Notes, the "Loans"). All capitalized terms not otherwise defined herein have the meanings set forth in the Note.

         B. Maker has requested that Payee loan additional sums to Maker (the "Additional Advancement") under the Note and Payee has agreed to do so, subject to the terms and conditions set forth in this Amendment.

         C. NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

         1. As of the Effective Date, the interest rate under the Loans is hereby increased from four percent (4%) to ten percent (10%) per annum, except as otherwise may be provided in the Notes, which new rate shall be applicable to all outstanding principal under the Loans.

         2. The Parties shall cause this Amendment to be attached to the Notes.

                                  MISCELLANEOUS

         1. Except as modified and amended hereby, the Loans is and shall remain in force and effect in accordance with its terms.

         2. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         3. This Amendment shall be governed by and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         EXECUTED as of the date first above written.

                                 BOUNDLESS MOTOR SPORTS RACING, INC.


                                 By:  /s/ THOMAS L. EARNSHAW
                                     -------------------------------
                                     Thomas L. Earnshaw
                                     CFO

                                   SCHEDULE I


                 DATE OF LOAN                     AMOUNT OF LOAN
                 ------------                     --------------
                    10/08/2003                        600,000

                    11/25/2003                         600,000

                    11/25/2003                         115,000

                    01/20/2004                         250,000

                    02/02/2004                        (290,000)

                    01/16/2004                          21,511

                    02/27/2004                          25,000

                    03/16/2004                          87,500

                    03/19/2004                          10,000

                    03/11/2004                          75,000

                    03/31/2004                          50,000


                                             -----------------
                                             $       1,544,011
                                             =================